Exhibit 10.26

Execution Version

AMENDMENT NO. 3 TO MASTER REPURCHASE AND SECURITIES CONTRACT

AMENDMENT NO. 3 TO MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of June 8, 2017 (this “Amendment”), between and among TPG RE FINANCE 11, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Seller”), TPG RE FINANCE TRUST HOLDCO, LLC, a Delaware limited liability company (“Guarantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Master Repurchase and Securities Contract, dated as of May 25, 2016, as amended pursuant to (i) Amendment No. 1 to Master Repurchase and Securities Contract, by and between Seller and Buyer, dated as of September 21, 2016 and (ii) Amendment No. 2 to Master Repurchase and Securities Contract, by and between Seller and Buyer, dated as of December 22, 2016 (the “Repurchase Agreement”);

WHEREAS, in connection with the Repurchase Agreement, Guarantor executed and delivered to Buyer that certain Guarantee Agreement, dated as of May 25, 2016 (the “Guarantee Agreement”);

WHEREAS, Seller and Buyer have agreed to further amend certain provisions of the Repurchase Agreement in the manner set forth herein, and Guarantor hereby agrees to make the acknowledgements set forth herein.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Buyer and Guarantor hereby agree as follows:

SECTION 1. Repurchase Agreement Amendments.

(a) Article 2 of the Repurchase Agreement is hereby amended by inserting the following new definition in correct alphabetical order:

“Third Amendment Effective Date” shall mean June 8, 2017.

(b) The first line of the defined term “Maximum Amount”, as set forth in Article 2 of the Repurchase Agreement, is hereby amended to replace the dollar figure “$500,000,000” with the dollar figure “$750,000,000”.

(c) The defined terms “Anti-Terrorism Laws” and “Sanctioned Entity”, each as forth in Section 2.01 of the Repurchase Agreement, are each hereby deleted in their entirety.

(d) Clause (f) of the definition of “Eligible Asset”, as set forth in Section 2.01 of the Repurchase Agreement, is hereby amended and restated in its entirety to read as follows:

(f) with respect to such Asset, none of the Underlying Obligors (and any of their respective Affiliates) related to such Assets are Sanctioned Targets;

(e) The defined term “Requirements of Law”, as set forth in Section 2.01 of the Repurchase Agreement, is hereby amended and restated in its entirety to read as follows:

“Requirements of Law”: With respect to any Person or property or assets of such Person and as of any date, all of the following applicable thereto as of such date: all Governing Documents and existing and future laws, statutes, rules, regulations, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including Environmental Laws, ERISA, Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions, regulations of the Board of Governors of the Federal Reserve System, and laws, rules and regulations relating to usury, licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other Governmental Authority.

(f) The following new defined terms “Anti-Corruption Law”, “Anti-Money Laundering Law”, “Parent”, “Investor”, “Sanction” and “Sanctioned Target” are each hereby added to Section 2.01 of the Repurchase Agreement in correct alphabetical order:

“Anti-Corruption Law”: The U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act, the Canadian Corruption of Foreign Public Officials Act or any other law applicable to Seller or any of its Affiliates that prohibits the bribery of foreign officials to gain a business advantage.

“Anti-Money Laundering Laws”: The applicable laws or regulations in any jurisdiction in which Seller, Guarantor or any Affiliate of Seller or Guarantor is located or doing business that relate to money laundering, any predicate crime to money laundering or any financial record keeping and reporting requirements related thereto.

“Investor”: Any Person that is admitted to Seller or Guarantor as a member in accordance with the applicable operating agreement or limited liability company agreement, as applicable, of Seller or Guarantor, as applicable.

“Parent”: All of the direct holders of any Equity Interests in Guarantor.

“Sanction” or “Sanctions”: Individually and collectively, any and all economic or financial sanctions, trade embargoes and anti-terrorism laws imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Treasury Department’s Office of Foreign Assets Control (OFAC), the U.S. State Department, the U.S. Department of Commerce, or through any existing or future Executive Order, (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom, or (e) any other Governmental Authorities with jurisdiction over Seller, Guarantor or any of their Affiliates.

“Sanctioned Target”: Any Person, group, sector, territory, or country that is the target of any Sanctions, including without limitation any legal entity that is deemed to be the target of any Sanctions based upon the direct or indirect ownership or control of such entity by any other Sanctioned Target(s).

(g) The following new Section 6.01(d) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

(d) Buyer has completed to its satisfaction such due diligence (including, Buyer’s “Know Your Customer”, Anti-Corruption Laws, Sanctions and Anti-Money Laundering Laws diligence) and modeling as Buyer may require.

(h) The second and third full sentences of Section 7.07 of the Repurchase Agreement are hereby amended and restated in their entirety to read as follows:

None of Seller, Guarantor nor any Subsidiaries or Parents of Seller or Guarantor, nor to the knowledge of Seller or Guarantor, any Affiliates of Seller or Guarantor (i) is in violation of any Sanctions, or (ii) is a Sanctioned Target. The proceeds of any Transaction have not been and will not be used, directly or indirectly, to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Target or otherwise in violation of Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws.

(i) The following new Sections 7.19 and 7.20 are hereby added to the end of ARTICLE 7 of the Repurchase Agreement in correct numerical order:

Section 7.19 Anti-Money Laundering Laws and Anti-Corruption Laws. The operations of each of Seller and Guarantor are, and have been, conducted at all times in compliance with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws. No litigation, regulatory or administrative proceedings of or before any court, tribunal or agency with respect to any Anti-Money Laundering Laws or Anti-Corruption Laws have been started or (to the best of its knowledge and belief) threatened against each of Seller and Guarantor or to the knowledge of Seller or Guarantor, any Affiliates of Seller or Guarantor.

Section 7.20 Sanctions. None of Seller, Guarantor, any Subsidiaries or Parents of Seller or Guarantor and, to the knowledge of Seller or Guarantor, no Affiliate of Seller or Guarantor (a) is a Sanctioned Target, (b) is controlled by or is acting on behalf of a Sanctioned Target, or (c) to the best knowledge of Seller or Guarantor after due inquiry, is under investigation for an alleged breach of Sanctions by a Governmental Authority that enforces Sanctions. To Seller’s knowledge, no Investor is a Sanctioned Target.

(j) The third full sentence of Section 8.02 of the Repurchase Agreement is hereby deleted in its entirety.

(k) The following new Sections 8.15 and 8.16 are hereby added to the end of ARTICLE 8 of the Repurchase Agreement in correct numerical order:

Section 8.15 Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(a) The proceeds of any Transaction shall not be used, directly or indirectly, for any purpose which would breach any applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(b) Seller and Guarantor shall (i) conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions; and (ii) maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(c) The repurchase of any Purchased Asset or any other payment due to Buyer under this Agreement or any other Repurchase Document shall not be funded, directly or indirectly, with proceeds derived from a transaction that would be prohibited by Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions, or in any manner that would cause Seller or Guarantor or to the knowledge of Seller or Guarantor, any Affiliates of Seller or Guarantor to be in breach of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(d) With respect to the Purchased Assets that were originated by Seller or any Affiliate of Seller, Seller has conducted the customer identification and customer due diligence required in connection with the origination of each Purchased Asset for purposes of complying with all Anti-Money Laundering Laws, and will maintain sufficient information to identify each such customer for purposes of such Anti-Money Laundering Laws.

Section 8.16 Compliance with Sanctions. The proceeds of any Transaction hereunder will not, directly or indirectly, be used to lend, contribute, or otherwise be made available: (i) to fund any activities or business of or with a Sanctioned Target, or (ii) be used in any manner that would be prohibited by Sanctions or would otherwise cause Buyer to be in breach of any Sanctions. Seller or Guarantor shall notify the Buyer in writing not more than three (3) Business Days after becoming aware of any breach of Section 7.20 or this Section 8.16.

(l) The following new sentence is hereby added to the end of Section 18.15(b) of the Repurchase Agreement:

Seller and Guarantor shall, promptly upon Buyer’s request, deliver documentation in form and substance satisfactory to Buyer which Buyer deems necessary or desirable to evidence compliance with all applicable “know your customer” due diligence checks.

SECTION 2. Conditions Precedent. This Amendment and its provisions shall become effective on the Third Amendment Effective Date provided that (a) this Amendment is duly executed and delivered by a duly authorized officer of each of Seller, Buyer and Guarantor, (b) Seller and Buyer have executed and delivered that certain Amendment No. 3 to Fee and Pricing Letter, dated as of the date hereof, by and between Seller and Buyer and (c) outside counsel to Seller and Guarantor have delivered to Buyer updated copies of each of the legal opinions which were originally delivered to Buyer on May 25, 2016, each in form and substance acceptable to Buyer and its counsel.

SECTION 3. Representations, Warranties and Covenants. Each of Seller and Guarantor hereby represents and warrants to Buyer, as of the date hereof and as of the Amendment Effective Date, that (i) it is in full compliance with all of the terms and provisions set forth in each Repurchase Document to which it is a party on its part to be observed or performed, and (ii) no Default or Event of Default has occurred or is continuing. Each of Seller and Guarantor hereby confirms and reaffirms its representations, warranties and covenants contained in each Repurchase Document to which it is a party.

SECTION 4. Acknowledgements of Seller. Seller hereby acknowledges that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement and the other Repurchase Documents.

SECTION 5. Acknowledgments of Guarantor. Guarantor hereby acknowledges (a) the execution and delivery of this Amendment by Seller and Buyer and agrees that it continues to be bound by the Guarantee Agreement to the extent of the Guaranteed Obligations (as defined therein), as such obligations may be increased in connection with the increase of the maximum facility size to $750,000,000 pursuant to this Amendment, and (b) that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement, the Guarantee Agreement and each of the other Repurchase Documents.

SECTION 6. Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, each (x) reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this

Amendment, (y) each reference to the “Repurchase Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Repurchase Agreement, as amended hereby, and (z) each reference in the Repurchase Agreement to “this Agreement”, this “Repurchase Agreement”, “hereof”, “herein” or words of similar effect in referring to the Repurchase Agreement shall be deemed to be references to the Repurchase Agreement, as amended by this Amendment.

SECTION 7. No Novation, Effect of Agreement. The parties hereto have entered into this Amendment solely to amend the terms of the Repurchase Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owning by Seller, Guarantor or any of their respective Affiliates (the “Repurchase Parties”) under or in connection with the Repurchase Agreement or any of the other Repurchase Documents. It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the Repurchase Obligations of the Repurchase Parties under the Repurchase Agreement are preserved, (ii) the liens and security interests granted under the Repurchase Agreement continue in full force and effect, and (iii) any reference to the Repurchase Agreement in any such Repurchase Document shall be deemed to also reference this Amendment.

SECTION 8. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 9. Expenses. Seller agrees to pay and reimburse Buyer for all reasonable out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment in accordance with the Repurchase Agreement.

SECTION 10. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLER:

TPG RE FINANCE 11, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands

By:	/s/ Matthew J Coleman
Name: Matthew J Coleman
Title: Vice President Transactions

Acknowledged solely with respect to Section 5 hereof:

GUARANTOR:

TPG RE FINANCE TRUST HOLDCO, LLC, a Delaware limited liability company

By:	/s/ Matthew J Coleman
Name: Matthew J Coleman
Title: Vice President Transactions

BUYER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Allen Lewis
	Name:	Allen Lewis
	Title:	Managing Director